NINTH AMENDMENT TO LEASE

THIS NINTH AMENDMENT TO LEASE ("Ninth Amendment"), is entered into effective as of the **1st day of January, 2009,** by and between EDJ LEASING CO., L.P., a Missouri limited partnership ("Landlord"), and EDWARD D. JONES & CO., L.P., a Missouri limited partnership ("Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant are parties to a Master Lease Agreement dated April 6, 1994, as amended by a certain First Amendment to Lease dated August 31, 1995, and as amended by a certain Second Amendment to Lease dated May 1, 2003, and as amended by a certain Third Amendment to Lease dated May 1, 2004, and as amended by a certain Fourth Amendment to Lease dated May 1, 2005, and as amended by a certain Fifth Amendment to Lease dated April 1, 2006, and as amended by a certain Sixth Amendment to Lease dated June 5, 2007, and as amended by a certain Seventh Amendment to Lease dated March 18, 2008, and as amended by a certain Eighth Amendment to Lease dated June 5, 2008,hereinafter referred to collectively as the "Lease"; and

WHEREAS, Landlord and Tenant wish to extend the term of the Lease with respect to the premises.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant and Landlord agree as follows:

1. The term of the Lease is extended, commencing January 1, 2009 and shall terminate on December 31, 2009.

(The Remainder of this page intentionally left blank.)

2. The Annual Base Rent paid by Tenant during the Renewal Term shall be:

Building Addresses: All located within Maryland Heights, MO 63043	**Annual Base Rent**	**Monthly Rent**
201 Progress Parkway	$1,134,582.52	$94,548.54
141 Progress Parkway	$171,629.06	$14,302.42
115 Progress Parkway	$133,184.15	$11,098.68
135 Progress Parkway	$125,403.64	$10,450.30
5 American Industrial Drive	$530,905.90	$44,242.16
100 Progress Parkway	$1,037,097.64	$86,424.77
145 Weldon Parkway	$167,967.64	$13,997.31
41 Kimler Drive	$217,854.49	$18,154.54
120 Progress Parkway	$155,610.35	$12,967.53
44 Kimler Drive & 75 Worthington	$412,367.43	$34,363.95
37 Kimler Drive	$84,000.00	$7,000.00
140 Progress Parkway	$164,160.00	$13,680.00
Total	$4,334,762.82	$361,230.20

3. Tenant shall have the option to extend the term of the Lease for one (1) additional period ("Renewal Option") of one (1) year each after the expiration of this Renewal Term; provided, however that a Renewal Option may be exercised only if the Lease is then in full force and effect and no uncured Event of Default shall then be existing. Tenant shall give written notice to Landlord that Tenant wishes to exercise a Renewal Option at least sixty (60) days prior to the expiration of the then current term. Upon exercise of a Renewal Option and amendment of the Lease, the term of the Lease shall be extended for a period of one (1) year (the "Renewal Term") on the same terms and conditions contained in the Lease, except that the Base Rent shall be adjusted to the then fair market rental ("Fair Market Rental"). The Fair Market Rental (stated as a fixed dollar amount per Gross Square Foot) shall be determined by Landlord. In no event shall the Base Rent for a Renewal Term be less than the Base Rent for the preceding year.

4. Except as amended herein, all other terms and conditions of the Lease shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as of the day and year first above written.

LANDLORD:

EDJ LEASING CO., L.P., a Missouri limited partnership

By: LHC, Inc., General Partner

By: ____________________
Steven Novik, Treasurer

Date: 12/9/08

TENANT:

EDWARD D. JONES & CO., L.P., a Missouri limited partnership

By: EDJ Holding Company, Inc., General Partner

By: ____________________
Steven Novik, Treasurer

Date: 12/9/08